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Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.333-80177, 333-82249, 333-34570 and 333-51878)
of F5 Networks, Inc., of our report dated October 26, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Seattle, Washington
December 27, 2001